Exhibit 3.167
BY-LAWS
OF
VOCA CORPORATION OF FLORIDA
ARTICLE I
SHAREHOLDERS
     SECTION 1.1. Annual Meeting. An annual meeting of the shareholders shall be held on such day of each year and at such time on said day as shall be decided by the Board of Directors in the notice of the meeting.
     If for any reason the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors shall cause the election to be held at a special shareholder’s meeting as soon as is convenient. At any such special meeting the shareholders may elect directors and transact any other business with the same effect as an annual meeting.
     SECTION 1.2. Special Meeting. A special meeting of shareholders may be called by the chairman of the board, if any, by the president or by a majority of the directors acting with or without a meeting, or by the holders of record of twenty-five percent (25%) of all the shares outstanding at that time. Upon delivery to the president or secretary of a request in writing for a shareholders’ meeting by any persons entitled to call such meeting, it shall be the duty of the officer to whom the request was delivered to give notice to the shareholders of the meeting. Said request shall specify the purpose, the date and time for the meeting. The date shall be at least fourteen (14) and not more than sixty-five (65) days after delivery of the request. If, upon such a request, the persons making such request may call it by giving notice as provided in Section 1.4 or by causing it to be given by any designated representative.
     SECTION 1.3. Place of Meetings.
     All shareholders’ meetings shall be held at such place or places, in or out of the State of Florida, as may from time to time be fixed by the Board of Directors. If not so fixed, the place of the meeting shall be specified in the notices or waivers of notice thereof.
     SECTION 1.4. Notice of Meetings.
     Every shareholder shall furnish the secretary of the corporation with an address where notice of meetings and other corporate notices may be delivered or mailed. Except as otherwise expressly required by law, notice of each shareholder’s meeting, whether annual or special, shall not be given less than seven (7) days before nor more than sixty (60) days before the date specified for the meeting. Notices shall be given by the president or secretary or in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice by delivering a written notice to the shareholder personally or by mail, postage prepaid at the address furnished by the shareholder. If a shareholder has not furnished an address to the corporation, the notice shall be sent to his last known address.
     Except when expressly required by law, no publication of any notice of a shareholder’s meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meetings of shareholders in accordance with Section 1.12.
     Every notice of a special shareholders’ meeting, besides stating the time and place of the meeting, shall state briefly the purposes thereof as may be specified by the person or persons requesting the meeting. Notice of adjournment to a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.
     SECTION 1.5. Waiver of Notice.
     Any shareholder,, either before or after any meeting, may waive any notice thereof required by law, the articles or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends such meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.
     SECTION 1.6. Quorum.
     At all shareholders’ meetings, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy and entitled to vote, shall constitute a quorum for the transaction of business except when a greater number is required by law, the articles of incorporation or these regulations. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote, or in the absence of all shareholders, any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
     SECTION 1.7. Organization.
     At each shareholders’ meeting, the chairman of the board, if any, or the president, or in the absence of both of them, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the corporation shall act as secretary of the meeting. In the secretary’s absence, any assistant secretary shall act as secretary, or in the absence of both, any person whom the chairman of the meeting appoints shall act as secretary of the meeting.
     SECTION 1.8. Order of Business.
     The order of business at all shareholder’s meetings shall be as follows:

1) 2) 3)	Roll call; Appointment of inspectors of election, if requested; Proof of notice of meeting or waiver thereof,
A QUORUM BEING PRESENT:
4)	Reading of minutes of preceding meeting and acting thereon, unless dispensed with by unanimous consent;

5)	Report of the board of directors, if any;

6)	Report of officers, if any;

7)	Reports of committees, if any;

8)	Election of directors, if any;

9)	Unfinished business, if any; and

10)	New business, if any.
     The Treasurer shall, in his or her report at the annual meeting or meeting held in lieu thereof, present financial statements referred to in Section 3.11 unless dispensed with by unanimous consent.
     The order of business at any meeting may be changed by vote of a majority in voting power of those present in person or by proxy and entitled to vote, or by their unanimous consent.
SECTION 1.9. Voting.
     Each holder of a share or shares of the class or classes, entitled to vote by law or the articles of incorporation shall be entitled to vote in person or by proxy for each such share registered in his or her name on the books of the corporation. As provided in Section 1.11 of this Article, a record date for determining which shareholders are entitled to vote at any meeting may be fixed.
     Shares of its own stock belonging to the corporation shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose voting shares are pledged shall be entitled to vote the shares standing in his or her name on the books of the corporation.
     Upon a demand for a share vote upon any question by any shareholder present in person or by proxy at any meeting and entitled to vote thereat, such share vote shall be by ballot. Each ballot shall be signed by the shareholder voting or in his or her name by proxy if there be such proxy, and shall state the number of shares voted by him or her. Otherwise, share votes shall be made orally.
     SECTION 1.10 Proxies
     Any shareholder who is entitled to attend a shareholders’ meeting or to vote thereat, or to assent to or give consent in writing, shall be entitled to exercise such right and any other of his or her rights by a proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged. Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of existing law or any future statute of like effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, powers of substitution, revocation and all other provisions.
     SECTION 1.11 Fixing Record. Date.
     The board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend. or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of any such meeting, or to vote at any such meeting, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange. Only the shareholders of record on the date so fixed shall be entitled to receive notice of such meeting, or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after such record date. The shareholders of record on any such date shall be determined at the close of business on that date.
     SECTION 1.12. List of Shareholders at Meeting.
     Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists of the shareholders of record at the applicable record date who are entitled to vote showing their addresses and the number and classes of shares held by each.
     SECTION 1.13. Action in Writing in Lieu of Meeting.
     Any action which may be taken at a meeting of the shareholders by virtue of any provision of the laws of Florida, the articles or these regulations maybe taken without a meeting. An action in lieu of a meeting shall be in writing signed by all holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action.
ARTICLE 2
Board of Directors
     SECTION 2.1 General Powers of Board.
     The powers of the corporation shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by the law of Florida, the articles or these regulations.

     SECTION 2.2 Number and Qualifications.
     The number of directors, none of whom need be shareholders of the corporation, shall not be fewer than three (3) nor more than seven (7); provided, however, that if the corporation at any time has less than three (3)shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. The precise number of directors may be fixed and from time to time changed by resolution adopted by the vote of holders of shares representing a majority of the voting power present in person or by proxy at any annual or special meeting. No reduction of the number of directors shall-have the effect of removing any director prior to the expiration of his or her term of office.
     SECTION 2.3. Compensation and Expenses.
     The directors, by the affirmative vote of a majority of those in office and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include, pension, disability, and death benefits for services to the corporation by directors and officers, or to delegate such authority to one or more of the officers or directors.
     SECTION 2.4. Election of Directors.
     At each meeting of the shareholders for the election of directors at which a quorum is present, those persons constituting a majority of the number of directors to be elected receiving the greatest number of common share votes, and those other persons receiving the greatest number of total votes shall be the directors.
     SECTION 2.5. Term of Office.
     Unless he or she shall earlier resign, is removed, dies or is adjudged mentally incompetent, each directors shall hold office until: 1) the adjournment of the annual meeting of shareholders next succeeding his or her election; or 2) if the election of directors shall not be held at the annual meeting or any adjournment thereof, until the adjournment of the special meeting of the shareholders for the election of directors held as provided herein, or 3) the taking by the shareholders of action in writing in lieu of such a meeting and until his or her successor is elected and qualified.
     SECTION 2.6. Resignation.
     Any director may resign by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
     SECTION 2.7. Vacancies.
     A vacancy in the board of directors for the unexpired term may be filled by a majority vote of the remaining directors, even though they are less than a quorum or less than a majority of the whole authorized board. A vacancy exists in case the shareholders fail at any time to elect the whole authorized number of directors.
     SECTION 2.8. Bylaws.
     The Board of Directors may adopt bylaws to govern the transaction of its business, the manner of calling and the places and manner of holding its meetings and any other matters which it determines to include therein. No provision of any bylaws may conflict with any provision of these by-laws.
     SECTION 2.9. Quorum and Manner of Acting.
     A majority of the number of directors fixed in or established pursuant to Section 2.2 at the time of any meeting of the board of directors must be present in person at the meeting in order to constitute a quorum for the transaction of business. The act of a majority of the directors present shall be the act of the board of directors. In the absence of a quorum, the majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors have no power as such.
     SECTION 2.10 Removal of Directors.
     Any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in voting power of the shareholders of record entitled to elect directors in place of those to be removed taken at a special shareholders meeting called for that purpose. The vacancy in the board of directors by any such removal may be filled by the shareholders at such meeting.
     SECTION 2.11 Action in Writing in Lieu of Meeting.
     Any action which may be taken at a meeting of the directors, by virtue of any provisions of the laws of Florida, the articles or these regulations, may be taken without a meeting if authorized by a writing signed by all the directors.
ARTICLE E 3
Officers
SECTION 3.1. Number and Titles.
     The officers of the corporation shall be a president, treasurer and a secretary. There may, in addition, be a chairman of the board, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries, at any time during which the board shall see fit to cause such office to be filled. If there is more than one vice president, the board may, in its. discretion establish designations for the vice presidents to distinguish them as to their functions or their order.

Any person may hold two or more offices and perform the duties thereof No person may at the same time be treasurer and assistant treasurer or secretary and assistant secretary. If one person is elected to the offices of secretary and treasurer, he or she shall be known as the secretary-treasurer, and all of the duties and authority assigned to, and all of the references made to both the secretary and treasurer in these regulations and in the bylaws shall apply to the secretary-treasurer.
     The board of directors shall have the discretion to determine from time to time the number of vice presidents the corporation shall have, whether or not assistant treasurers and assistant secretaries are needed, and if so, the number of assistant treasurers and assistant secretaries the corporation shall have.
     SECTION 3.2. Election, Terms of Office, Qualifications and. Compensation.
     The officers shall be elected by the Board of Directors. Each shall be elected and hold office until their successors are chosen and have qualified or until such officer has resigned or is removed. The board of directors may hold annual elections of officers. At any time an election of officers shall be held within 30 days after delivery to the president or the secretary of a written request for such election by any director. The notice of the meeting held pursuant to that request shall specify that an election of officers is one of the purposes.
     The qualifications of all officers shall be such as the board of directors may establish. The board of directors shall fix the compensation of each officer, if any.
     SECTION 3.3. Additional Officers, Agents, etc.
     In addition to the officers mentioned in Section 3.1, the corporation may have such other officers, agents and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, having such authority and perform such duties as may be provided in these regulations or in the bylaws, if any, or as the board may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees. In the absence of any officer, or for any other reason, the board of directors may deem sufficient, the board may delegate for the time being the powers and duties of such officer to any other officer or to any director.
     SECTION 3.4. Removal.
     Any officer may be removed, either with or without cause at any time by the board of directors at any meeting. The notices (or waivers of notice) for the meeting shall specify that such removal action shall be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

     SECTION 3.5. Resignations.
     Any officer may resign at any time by giving written notice to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.6. Vacancies.
     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.
     SECTION 3.7. Powers, Authority and Duties of Officers.
     Officers of the corporation shall have the powers and authority conferred and the duties prescribed by law in addition to those specified or provided for in these regulations.
     SECTION 3.8. The Chairman of the Board.
     The chairman of the board, if there is one, shall preside at all meetings of the shareholders and directors at which he or she is present. He or she shall have and exercise general supervision over the conduct of the corporation’s affairs and over its other officers, subject however, to the control of the board of directors. He or she shall see that all orders and resolutions of the board of directors are carried out. He or she shall from time to time report to the board of directors all matters in his or her knowledge which the interest of the corporation may require to be brought to the board’s attention.
     SECTION 3.9. The President.
     If and while there is no incumbent of the office of the chairman of the board, or during the absence or disability of the chairman of the board, the president shall have the duties and authority specified in Section 3.8. subject to the control of the board of directors. The president shall superintend and manage the business of the corporation; coordinate and supervise the employees; fix the compensation of, discipline and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the corporation’s business. He or she may sign certificates for shares in the corporation. He or she may sign, execute, and deliver in the name of the corporation all deeds, mortgages, bonds, contracts, and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him or her in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these regulations or by the board to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. He or she may cause the seal of the corporation to be fixed to any instrument.

He or she shall, in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned by the board of directors.
     SECTION 3.10. The Vice President.
     The vice presidents shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president. In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of directors may designate.
     SECTION 3.11. The Treasurer.
     The treasurer shall:
(a)	Have charge and custody of and be responsible for all funds, securities, notes, contracts, deeds, documents and all other valuable effects of the corporation; receive and give receipts for amounts payable to the corporation from any sources whatsoever; deposit all monies in the name of the corporation in such depositaries pursuant to the direction of the board of directors; cause funds to be disbursed by checks or drafts on the authorized depositaries of the corporation signed as the board of directors may require and be responsible for the accuracy of the amounts of vouchers and cause to be preserved proper vouchers for all disbursements;

(b)	Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the corporation from the officers, employees or agents transacting the same;

(c)	Keep or cause to be kept, at the principal office or such other office as the board of directors shall designate, correct records of the monies, business and transactions of the corporation and exhibit those records to any director upon request.

(d)	Render to the board of directors or chairman of the board or president, whenever requested, an account of the financial condition of the corporation and of all of his or her transactions as treasurer and as soon as may be possible after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year; and

(e)	Present to the shareholders at each annual meeting or the meeting held in lieu of it, the financial statements of the corporation and furnish copies of the statements to the shareholders.
     If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such sureties as the board of directors shall determine.

     SECTION 3.12. The Assistant Treasurers.
     The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president or the treasurer. In the absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president or the board of directors may designate.
     SECTION 3.13 The Secretary.
     The secretary shall:
(a)	Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;

(b)	See that all notices are duly given in accordance with these regulations or as required by law;

(c)	Be custodian of the corporate records and of the seal of the corporation and see that the seal is affixed to all certificates for shares before they are issued and to all other documents to which the seal is required;

(d)	Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer and registration of certificates for shares in the corporation and of the records thereof. Such records shall reflect the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the holders thereof, the number and classes of shares held by each and the time when each became the holder thereof,

(e)	Keep and have charge of the original or duplicate stock ledger provided for in Article 5 of these regulations;

(f)	Exhibit at all reasonable times upon the request of any director the records of the issue, transfer, and registration of such certificates at the place where the records are kept;

(g)	At the request of any shareholder have available at a shareholders’ meeting the list or lists required by Section 1.12 above, certified by the officer or agent in charge of the transfer of shares;

(h)	Sign (or see that the treasurer or other proper officer of the corporation authorized by the board of directors signs) with the president or vice president, certificates for shares in the corporation;

(i)	See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(j)	In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president.
     SECTION 3.14. The Assistant Secretaries.
     The assistant secretaries shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president or by the secretary. In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, president or the board of directors may designate.
ARTICLE 4
Shares and Their Transfer
     SECTION 4.1. Certificates for Shares.
     Every owner of one or more shares in the corporation shall be entitled to a certificate or certificates, in such form prescribed by the board of directors, certifying the number and class of paid up shares in the corporation owned by him or her. The certificates of the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the corporation by the president or any vice president and by the secretary, any assistant secretary, treasurer or by any assistant treasurer. The seal of the corporation shall be affixed thereto. A record shall be kept of the name of the owner or owners of the shares represented by each certificate and the number of shares represented by each, the date, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 4.4 of these regulations.
     SECTION 4.2. Transfer of Shares.
     Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, his or her legal guardian, executor or administrator or by his or her attorney authorized by power of attorney. Said transfer shall be duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the board of directors. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner for all purposes of the corporation.
     SECTION 4.3. Regulations.
     The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer and registration of certificates for shares. Any such rules and regulations to be effective shall be incorporated in the Bylaws. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
     SECTION 4.4. Lost, Destroyed and Mutilated Certificates.
     If any certificate for shares becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it cancelled and a new certificate issued in its place. The holder of any shares shall immediately notify the corporation if a certificate shall be lost, destroyed, or mutilated beyond recognition and the corporation may issue a new certificate in the place of the original.
     The board of directors may require the owner of the certificate which is alleged to have been lost or destroyed to give the corporation a bond with such surety or sureties and in such sum as it shall direct, to indemnify the corporation and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost or destroyed certificate. The board of directors, may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of Florida.
ARTICLE 5
Examination of Books by Shareholders
     The board of directors may make reasonable rules prescribing under what conditions and regulations the books, records, accounts, and documents of the corporation shall be open to the inspection of the shareholders. Any such rules, to be effective shall be incorporated in the Bylaws. No shareholder .shall be denied any right to inspect any book record, account or document of the corporation. An original or duplicate stock ledger showing the names and addresses of the shareholders and number and class of shares issued or transferred of record shall at all times during usual hours for business be open to examination of every shareholder at the principal office or place of business of the corporation.
ARTICLE 6
Dividends, Surplus, Etc..
     The board of directors may declare dividends on the shares in the corporation whenever and in such amounts as the articles may provide or as in the board’s opinion, the condition of the affairs of the corporation render advisable. Dividends may be declared subject to the provisions of the articles of incorporation and of these regulations and to the extent and as permitted by law.
     The board of directors at any time may cause the corporation to purchase or acquire any of its shares in accordance with law, or any of its bonds, debentures, notes, or other securities or evidences of indebtedness. The board of directors shall not, however, declare dividends or purchase or acquire .any shares of the corporation unless such dividend or purchase or acquisition will not breach any contract or covenants of the corporation and it is reasonably believed that after such dividend or purchase or acquisition, the corporation will be able to pay its obligations as they become due in the usual course of its affairs, and such dividend or purchase or acquisition will not cause the assets of the corporation to be less than its liabilities plus stated capital. The corporation shall not speculate in its own shares or in the shares of any affiliated corporation.
     From time to time, the board may set aside from, or create against annual net profits or assets in excess of the corporation’s liabilities plus stated capital such sum or sums as the board may deem proper as reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the corporation. All net profits and assets in excess of liabilities plus stated capital until actually declared in dividends, or used and applied for the purposes set out in this Article 6, shall be deemed to have been so set aside by the board of directors for one or more of said purposes.
ARTICLE 7
Seal
     The board of directors may provide a corporate seal, which shall bear the full name of the corporation.
ARTICLE 8
Amendment of Regulations
     These regulations may be amended by the affirmative vote or written consent of the shareholders of record entitled to exercise a majority of the voting power of the corporation. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption of the amendment.
ARTICLE 9
Indemnification and Limitation of Liability
     SECTION 9.1. Indemnification.
     The corporation shall indemnify officers, directors, employees and agents who are made party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, due to the fact that the person was or is serving as an officer, director, employee or agent, pursuant to the provisions of Section 607.0850 of the Florida Statutes.

     SECTION 9.2. The corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have indemnified him against such liability under this Article 9. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     SECTION 9.3. As used in Article 9, references to the corporation include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is serving at the request of such a constituent corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article 9 with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity. As used in Article 9, words of the masculine gender shall include the feminine gender.